Exhibit 99.1

December 10, 2025

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV Group, Inc. Reports Strong Fiscal 2025 Fourth Quarter and Full Year Results

Fiscal 2025 Fourth Quarter and Full Year Results

•
Fourth quarter and full year net sales of $664.4 million and $2,463.5 million, respectively
•
Fourth quarter and full year net income of $28.9 million and $95.2 million, respectively
•
Fourth quarter and full year Adjusted EBITDA1 of $69.7 million and $229.5 million, respectively
•
Fourth quarter and full year Adjusted Net Income1 of $40.9 million and $135.8 million, respectively
•
Full year cash provided by operating activities of $241.1 million; end of year Net Debt2 of $5.3 million
•
The preliminary Form S-4 for the proposed strategic merger with Terex Corporation announced on October 30th, 2025, was filed with the Securities and Exchange Commission on December 8, 2025, and the deal remains on track to close in the first half of calendar 2026.

Brookfield, Wis. -- (BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG) today reported results for the three months ended October 31, 2025 (“fourth quarter 2025”). Consolidated net sales in the fourth quarter 2025 were $664.4 million, compared to $597.9 million for the three months ended October 31, 2024 (“fourth quarter 2024”). Net sales for the fourth quarter 2024 included $9.8 million attributable to the Bus Manufacturing Businesses3. Excluding the impact of the Bus Manufacturing Businesses, net sales increased $76.3 million, or 13.0% compared to the prior year quarter. The increase, excluding the impact of the Bus Manufacturing Businesses, was primarily due to increased net sales in the Special Vehicles segment, partially offset by lower net sales in the Recreational Vehicles segment.

Consolidated net sales were $2,463.5 million for the twelve months ended October 31, 2025 (“full year 2025”), compared to $2,380.2 million for the twelve months ended October 31, 2024 (“full year 2024”). Excluding the impact of the Bus Manufacturing Businesses, net sales increased $246.8 million, or 11.1% compared to the prior year. The increase, excluding the impact of the Bus Manufacturing Businesses, is primarily due to higher net sales in the Specialty Vehicles segment, partially offset by lower net sales in the Recreational Vehicles segment.

The company’s fourth quarter 2025 net income was $28.9 million, or $0.59 per diluted share, compared to net income of $41.7 million, or $0.80 per diluted share, in the fourth quarter 2024. Adjusted Net Income for the fourth quarter 2025 was $40.9 million, or $0.83 per diluted share, compared to Adjusted Net Income of $26.9 million, or $0.51 per diluted share, in the fourth quarter 2024. Net income for the full year 2025 was $95.2 million, or $1.89 per diluted share, compared to net income of $257.6 million, or $4.72 per diluted share in full year 2024.

Adjusted EBITDA in the fourth quarter 2025 was $69.7 million, compared to $49.6 million in the fourth quarter 2024. Adjusted EBITDA for the fourth quarter 2024 included a $0.3 million loss attributable to the Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, Adjusted EBITDA increased $19.8 million, or 39.7% compared to the prior year quarter. The increase was primarily due to the higher contribution from the Specialty Vehicles and Recreational Vehicles segments. Full year 2025 Adjusted EBITDA was $229.5 million, compared to $162.8 million in full year 2024. Excluding the impact of the Bus Manufacturing Businesses, Adjusted EBITDA increased $84.3 million, or 58.1% compared to the prior year.

1 Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

2 Net Debt is defined as total debt less cash and cash equivalents. Total debt was $40.0 million and cash and cash equivalents were $34.7 million as of October 31, 2025.

3 In fiscal 2024, the company exited bus manufacturing through the sale of Collins Bus Corporation (“Collins”) in the first quarter, and El Dorado National (California), Inc (“ENC”) in the fourth quarter. Collins and ENC are collectively referred to as the "Bus Manufacturing Businesses".

“This has been a year of significant operational, financial and organizational change, and the team delivered exceptionally well. We improved efficiency and throughput, and saw strong execution from our supply chain group, which helped us manage costs effectively,” President and CEO, Mark Skonieczny, said. “Sustained operational performance provided confidence to increase capital investments in key areas, while record cash flow also supported a reduction of debt and a return of cash to shareholders in the form of share repurchases and regular cash dividends. We are entering fiscal 2026 with continued strong momentum of financial and operational performance. With the recent Terex merger announcement, we’re taking an important step that positions the business to build on the progress of the past three years at greater scale, and supports stronger shareholder returns in the years ahead.”

REV Group Fourth Quarter Segment Highlights

Specialty Vehicles Segment Highlights

Specialty Vehicles segment net sales were $507.4 million in the fourth quarter 2025, an increase of $67.5 million, or 15.3%, from $439.9 million in the fourth quarter 2024. Net sales for the fourth quarter 2024 included $9.8 million attributable to the Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, net sales increased $77.3 million, or 18.0% compared to the prior year quarter. This increase in net sales was primarily due to increased unit shipments of fire apparatus and ambulances, a favorable mix of fire apparatus, and price realization, partially offset by an unfavorable mix of ambulance units. Specialty Vehicles segment backlog at the end of the fourth quarter 2025 was $4,402.3 million compared to $4,179.8 million at the end of the fourth quarter 2024. The increase was primarily the result of continued demand and order intake for fire apparatus and ambulance units, along with pricing actions, partially offset by increased production and shipments of fire apparatus and ambulance units.

Specialty Vehicles segment Adjusted EBITDA was $70.5 million in the fourth quarter 2025, an increase of $20.3 million, or 40.4%, from Adjusted EBITDA of $50.2 million in the fourth quarter 2024. Adjusted EBITDA for the fourth quarter 2024 included a $0.3 million loss attributable to the Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, Adjusted EBITDA increased $20.0 million, or 39.6%, compared to the prior year quarter. Profitability within the segment benefited from price realization, a favorable mix of fire apparatus, and increased shipments of fire apparatus and ambulance units, partially offset by inflationary pressures and an unfavorable mix of ambulance units.

Recreational Vehicles Segment Highlights

Recreational Vehicles segment net sales were $157.2 million in the fourth quarter 2025, a decrease of $0.9 million, or 0.6%, from $158.1 million in the fourth quarter 2024. The decrease in net sales compared to the prior year quarter was primarily due to lower shipments of Class A units, and increased dealer assistance in certain categories, partially offset by a favorable mix of diesel units. The Recreational Vehicles segment backlog at the end of the fourth quarter 2025 was $232.9 million, a decrease of $58.6 million compared to $291.5 million at the end of the fourth quarter 2024. The decrease was primarily the result of lower order intake in certain categories, and unit shipments against backlog.

Recreational Vehicles segment Adjusted EBITDA was $9.0 million in the fourth quarter 2025, an increase of $0.9 million, or 11.1%, from $8.1 million in the fourth quarter 2024. The increase was primarily due to actions taken to better align fixed and variable costs with end market demand, and a favorable mix of diesel units, partially offset by increased retail assistance in certain categories and inflationary pressures.

Working Capital, Liquidity and Capital Allocation

Cash and cash equivalents totaled $34.7 million as of October 31, 2025. Net debt was $5.3 million, and the company had $307.6 million available under its ABL revolving credit facility as of October 31, 2025. Free Cash Flow4 for the full year 2025 was $190.0 million. Trade working capital5 for the company as of October 31, 2025 was $161.3 million, compared to $248.2 million as of October 31, 2024. The decrease was primarily related to disciplined inventory management and an increase in customer advances. Capital expenditures in the fourth quarter 2025 were $23.2 million compared to $5.3 million in the fourth quarter 2024.

Quarterly Dividend

The company’s board of directors declared a quarterly cash dividend in the amount of $0.06 per share of common stock, payable on January 9, 2026, to shareholders of record on December 24, 2025, which equates to a rate of $0.24 per share of common stock on an annualized basis.

4 Free Cash Flow is defined as net cash from operating activities minus capital expenditures, and is reconciled to its nearest GAAP measure later in this release.

5 Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.

Conference Call

A conference call to discuss the company’s fiscal year 2025 and fourth quarter business and financial results is scheduled for December 10, 2025, at 10:00 a.m. ET. A supplemental slide deck will be available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast.

About REV Group

REV Group (REVG) companies are leading designers and manufacturers of specialty vehicles and related aftermarket parts and services, which serve a diversified customer base, primarily in the United States, through two segments: Specialty Vehicles and Recreational Vehicles. The Specialty Vehicles Segment provides customized vehicle solutions for applications, including essential needs for public services (ambulances and fire apparatus) and commercial infrastructure (terminal trucks and industrial sweepers). REV Group’s Recreational Vehicle Segment manufactures a variety of RVs, from Class B vans to Class A motorhomes. REV Group's portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. REV Group trades on the NYSE under the symbol REVG. Investors-REVG

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow, which are non-GAAP financial measures. Adjusted EBITDA is defined as Net Income for the relevant period before depreciation and amortization, interest expense and income taxes, as adjusted for certain items that we believe are not indicative of our ongoing operating performance. Adjusted Net Income is defined as Net Income, as adjusted for certain items that we believe are not indicative of our ongoing operating performance. Free Cash Flow is calculated as net cash from operating activities minus capital expenditures.

The company believes that the use of Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow to the most closely comparable financial measures calculated in accordance with GAAP is included in the back of this news release.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “aim,” “strive,” “goal,” “seek,” “forecast” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise.

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	October 31, 2025	October 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$34.7	$24.6
Accounts receivable, net	167.6	152.3
Inventories, net	527.1	602.8
Prepaid expenses and other current assets	48.3	26.8
Total current assets	777.7	806.5
Property, plant and equipment, net	157.7	130.2
Goodwill	137.7	137.7
Intangible assets, net	85.8	95.4
Right of use assets	20.4	32.1
Deferred income taxes	9.7	5.4
Other long-term assets	11.0	5.7
Total assets	$1,200.0	$1,213.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$194.8	$188.8
Short-term customer advances	171.1	158.0
Accrued compensation	40.4	33.7
Short-term accrued warranty	25.7	20.0
Short-term lease obligations	5.1	7.3
Other current liabilities	78.2	61.5
Total current liabilities	515.3	469.3
Long-term debt	40.0	85.0
Long-term customer advances	167.5	160.1
Long-term lease obligations	16.1	25.7
Other long-term liabilities	44.8	37.8
Total liabilities	783.7	777.9
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 48,806,145 and 52,131,600 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	215.4	316.5
Retained earnings	200.6	118.3
Accumulated other comprehensive income	0.2	0.2
Total shareholders' equity	416.3	435.1
Total liabilities and shareholders' equity	$1,200.0	$1,213.0

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share and per share amounts)

	(Unaudited) Three Months Ended		Twelve Months Ended
	October 31, 2025	October 31, 2024	October 31, 2025	October 31, 2024
Net sales	$664.4	$597.9	$2,463.5	$2,380.2
Cost of sales	561.8	519.1	2,093.7	2,082.9
Gross profit	102.6	78.8	369.8	297.3
Operating expenses:
Selling, general and administrative	55.1	41.1	187.6	190.9
Restructuring	—	3.1	—	12.3
Impairment charges	—	—	—	14.5
Total operating expenses	55.1	44.2	187.6	217.7
Operating income	47.5	34.6	182.2	79.6
Interest expense, net	6.3	7.5	25.1	28.5
Loss (Gain) on sale of business	—	(28.9)	39.6	(289.3)
Income before provision for income taxes	41.2	56.0	117.5	340.4
Provision for income taxes	12.3	14.3	22.3	82.8
Net income	$28.9	$41.7	$95.2	$257.6

Net income per common share:
Basic	$0.60	$0.81	$1.92	$4.79
Diluted	0.59	0.80	1.89	4.72
Dividends declared per common share	0.06	0.05	0.24	3.20

Adjusted Net Income per common share:
Basic	$0.84	$0.52	$2.73	$1.62
Diluted	0.83	0.51	2.70	1.59

Weighted Average Shares Outstanding:
Basic	48,506,752	51,630,191	49,673,809	53,831,965
Diluted	49,319,435	52,407,926	50,373,853	54,625,379

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Fiscal Year Ended
	October 31, 2025	October 31, 2024	October 31, 2023
Cash flows from operating activities:
Net income	$95.2	$257.6	$45.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26.0	25.4	26.2
Stock-based compensation expense	12.3	12.7	14.4
Deferred income taxes	(17.7)	(15.3)	(12.8)
Impairment charges	—	14.5	—
Net Loss (Gain) on sale of business	39.6	(289.3)	1.1
Other non-cash adjustments	(1.2)	0.3	0.8
Changes in operating assets and liabilities, net
Receivables, net	(17.4)	64.2	(12.4)
Inventories, net	57.9	26.3	(30.7)
Other current assets	(21.5)	0.6	(3.6)
Accounts payable	5.0	(11.7)	44.4
Accrued warranty	11.0	3.8	7.2
Customer advances	20.5	(39.3)	24.6
Other liabilities	32.3	3.7	21.3
Long-term assets	(0.9)	(0.1)	0.7
Net cash provided by operating activities	241.1	53.4	126.5

Cash flows from investing activities:
Purchase of property, plant and equipment	(51.1)	(27.6)	(32.8)
Proceeds from sale of assets	3.8	4.5	1.7
Proceeds from sale of businesses	—	371.6	0.6
Other investing activities	(3.0)	—	0.6
Net cash (used in) provided by investing activities	(50.3)	348.5	(29.9)

Cash flows from financing activities:
Net payments from borrowings on revolving credit	(45.0)	(65.0)	(80.0)
Payment of dividends	(12.9)	(192.0)	(12.1)
Repurchase and retirement of common stock	(107.6)	(126.1)	—
Payments of withholding taxes for vesting of stock awards	(4.8)	(11.5)	(5.9)
Other financing activities	(10.4)	(4.0)	2.3
Net cash used in financing activities	(180.7)	(398.6)	(95.7)

Net increase in cash and cash equivalents	10.1	3.3	0.9

Cash and cash equivalents, beginning of year	24.6	21.3	20.4
Cash and cash equivalents, end of year	$34.7	$24.6	$21.3

Supplemental disclosures of cash flow information:
Cash paid for interest	$17.8	$23.8	$24.2
Cash paid for income taxes, net	44.5	108.3	8.8
Cash paid for operating lease liabilities	10.1	10.3	11.0
Operating right-of-use assets obtained	2.0	3.9	23.0

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2025	2024	2025	2024
Net Sales:
Specialty Vehicles	$507.4	$439.9	$1,814.8	$1,726.4
Recreational Vehicles	157.2	158.1	649.2	654.6
Corporate & Other	(0.2)	(0.1)	(0.5)	(0.8)
Total	$664.4	$597.9	$2,463.5	$2,380.2

Adjusted EBITDA:
Specialty Vehicles	$70.5	$50.2	$226.6	$154.5
Recreational Vehicles	9.0	8.1	37.2	41.2
Corporate & Other	(9.8)	(8.7)	(34.3)	(32.9)
Total	$69.7	$49.6	$229.5	$162.8

Adjusted EBITDA Margin:
Specialty Vehicles	13.9%	11.4%	12.5%	8.9%
Recreational Vehicles	5.7%	5.1%	5.7%	6.3%
Total	10.5%	8.3%	9.3%	6.8%

			Increase (Decrease)
Period-End Backlog:	October 31, 2025	October 31, 2024	$	%
Specialty Vehicles	$4,402.3	$4,179.8	$222.5	5.3%
Recreational Vehicles	232.9	291.5	(58.6)	-20.1%
Total Backlog	$4,635.2	$4,471.3	$163.9	3.7%

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended October 31, 2025
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$61.9	$5.9	$(38.9)	$28.9
Depreciation & amortization	4.4	2.1	1.4	7.9
Interest expense, net	4.2	—	2.1	6.3
Provision for income taxes	—	—	12.3	12.3
EBITDA	70.5	8.0	(23.1)	55.4
Transaction expenses	—	—	6.8	6.8
Stock-based compensation expense	—	—	3.2	3.2
Legal and related matters	—	—	3.3	3.3
Other items	—	1.0	—	1.0
Adjusted EBITDA	$70.5	$9.0	$(9.8)	$69.7

	Three Months Ended October 31, 2024
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$69.3	$6.4	$(34.0)	$41.7
Depreciation & amortization	3.9	1.6	0.5	6.0
Interest expense, net	3.2	0.1	4.2	7.5
Provision for income taxes	—	—	14.3	14.3
EBITDA	76.4	8.1	(15.0)	69.5
Transaction expenses	—	—	1.0	1.0
Restructuring costs	2.7	—	0.4	3.1
Stock-based compensation expense	—	—	4.9	4.9
Gain on sale of business	(28.9)	—	—	(28.9)
Adjusted EBITDA	$50.2	$8.1	$(8.7)	$49.6

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Twelve Months Ended October 31, 2025
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$196.3	$(7.4)	$(93.7)	$95.2
Depreciation & amortization	16.5	6.6	2.9	26.0
Interest expense, net	13.8	0.3	11.0	25.1
Provision for income taxes	—	—	22.3	22.3
EBITDA	226.6	(0.5)	(57.5)	168.6
Transaction expenses	—	—	7.3	7.3
Stock-based compensation expense	—	—	12.6	12.6
Legal and related matters	—	—	3.3	3.3
Net loss on sale of business and assets	—	36.7	—	36.7
Other items	—	1.0	—	1.0
Adjusted EBITDA	$226.6	$37.2	$(34.3)	$229.5

	Twelve Months Ended October 31, 2024
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$382.0	$32.3	$(156.7)	$257.6
Depreciation & amortization	16.7	6.6	2.1	25.4
Interest expense, net	10.5	0.4	17.6	28.5
Provision for income taxes	—	—	82.8	82.8
EBITDA	409.2	39.3	(54.2)	394.3
Transaction expenses	—	—	7.4	7.4
Sponsor expense reimbursement	—	—	0.2	0.2
Restructuring costs	11.9	—	0.4	12.3
Restructuring related charges	7.8	—	—	7.8
Impairment charges	12.6	1.9	—	14.5
Stock-based compensation expense	—	—	12.7	12.7
Legal and related matters	2.3	—	0.6	2.9
Gain on sale of business	(289.3)	—	—	(289.3)
Adjusted EBITDA	$154.5	$41.2	$(32.9)	$162.8

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME

(In millions; unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2025	2024	2025	2024
Net income	$28.9	$41.7	$95.2	$257.6
Amortization of intangible assets	0.3	0.5	1.7	2.2
Transaction expenses	6.8	1.0	7.3	7.4
Sponsor expense reimbursement	—	—	—	0.2
Restructuring costs	—	3.1	—	12.3
Restructuring related charges	—	—	—	7.8
Impairment charges	—	—	—	14.5
Stock-based compensation expense	3.2	4.9	12.6	12.7
Legal and related matters	3.3	—	3.3	2.9
Net loss on sale of business and assets	—	(28.9)	36.7	(289.3)
Other items	1.0	—	1.0	—
Income tax effect of adjustments	(2.6)	4.6	(22.0)	58.8
Adjusted Net Income	$40.9	$26.9	$135.8	$87.1

REV GROUP, INC. AND SUBSIDIARIES

FREE CASH FLOW

(In millions; unaudited)

Twelve months ended October 31, 2025
Net cash provided by operating activities	$241.1
Less: Capital expenditures	(51.1)
Free Cash Flow	$190.0